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                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the use of our report dated February 17, 1998 (and to all references to our Firm) included in or made part of this Registration Statement.


                                            ARTHUR ANDERSEN LLP


New York, New York
August 19, 1998